================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                     September 16, 2004 (September 13, 2004)

                                IMPROVENET, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     000-29927                77-0452868
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)

             10799 N. 90th Street, Suite 200
                   Scottsdale, Arizona                       85260
         (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code: 480-346-0000

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective September 13, 2004, the Board of Directors of ImproveNet, Inc. (the "Company" or "ImproveNet") named James R. Schroepfer as the Company's Chief Financial Officer replacing Homayoon J. Farsi who resigned as the Acting Chief Financial Officer to allow for Mr. Schroepfer's appointment. Mr. Farsi will continue his duties as President and Co-Chairman. Prior to joining ImproveNet, Mr. Schroepfer managed the external financial reporting function for Waste Services, Inc., a NASDAQ listed company, where he was primarily responsible for the reporting process relative to financial filings made with the Securities and Exchange Commission. From September of 1998 to January of 2004, Mr. Schroepfer was employed by BDO Seidman, LLP and Semple & Cooper, LLP (the Phoenix alliance firm of BDO Seidman, LLP), where prior to leaving Semple & Cooper, LLP, he served as a Manager in the firm's assurance practice. Mr. Schroepfer, age 30, is a Certified Public Accountant, a Certified Managerial Accountant and holds a masters of business administration (accounting emphasis) and a bachelors of business administration (finance) from the University of Wisconsin - Whitewater.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImproveNet, Inc.

Date: September 16, 2004

By: /s/ Jeffrey Rassas
    ----------------------------------
    Name: Jeffrey Rassas
    Title: Chief Executive Officer





                                  END OF FILING